Exhibit (c)(3)

Privileged and Confidential / Not to be Copied or Distributed
25 February 2010
PROJECT OSAKA
PRELIMINARY VALUE INDICATION
Information presented may vary subject to legal advice

Privileged and Confidential / Not to be Copied or Distributed
▪ Perella Weinberg Partners have prepared a preliminary valuation analysis of Osaka and a preliminary value range recommendation for communication to Osaka
 – We believe the objective of this initial communication should be to ensure Osaka will engage into discussions while (i)
 providing a value range consistent with the company’s performance and industry valuation metrics and (ii) retaining flexibility with regards to valuation (notably to incorporate due diligence findings)
▪ Our valuation analysis is solely based on Osaka’s 2009 performance and 2010-2014 forecasts excluding acquisitions, as provided by Osaka management
 – Moderate top line growth
 • 2009-2014 revenue CAGR of 8.1%, driven in part by 2010 - thereafter growth around 5-7%
 – Significant margin improvement: 18.6% to 20.8% EBITDA margin from 2009 to 2014
 • Significant expansion of gross margin in 2010 a key driver (from 53.7% to 55.4%)
 – Top line growth and margin improvement in 2010 will require thorough investigation during due diligence
▪ Valuation approach
 – Valuation must factor in significant uncertainty around the Definity® business, a material contract between Osaka and
 Essilor in the US market meant to expire in 2010
 • Contract represents c. US$8m in annual sales for Osaka, at a gross margin estimated at a minimum of 60% (EBITDA contribution of c. US$5m)
 – DCF is used to derive intrinsic value of the business, but significant discount required given (i) execution risks associated with high growth in cash flows, and (ii) absence of control
 – Comparable company analysis and precedent transactions provide consistent benchmark to calibrate the DCF approach
 • 2009 EBITDA multiple of 9.0-10.0x supported by both comparables and precedent transactions
 • 2010 EBITDA multiple of 8.0-9.0x supported by both comparables and precedent transactions
 – Current share price does not constitute a reliable valuation benchmark
 • Limited free float, lack of analyst coverage and share price underperformance have resulted in very limited trading volumes
INTRODUCTION

Privileged and Confidential / Not to be Copied or Distributed
REVENUES
GROSS PROFIT
CAPEX
EBITDA
MANAGEMENT BUSINESS PLAN OVERVIEW
$m
$m
$m
$m
% Growth
% Revenues
% Revenues
% Revenues
Source:  Company Filings, Osaka Business Plan (excluding acquisitions), not adjusted for potential loss of Definity® contract
– Significant gross margin
 improvement projected in
 forecast period - mostly
 driven by 2010
 improvement
– Equally, strong EBITDA
 growth projected for the
 forecast period - with the
 increase in 2010 followed
 by almost flat 2011 despite
 increasing revenues
– Capital expenditure
 increase in 2010 justified
 by investments in digital
 surfacing machines - driver
 of increased gross margin
 (resulting higher sale of
 prescription products) -
 sustainability of medium
 term capex levels around
 4% of revenues
97
120
140
142
167
178
191
202
210
0
50
100
150
200
250
2006
2007
2008
2009
2010
2011
2012
2013
2014
0%
5%
10%
15%
20%
25%
53
65
76
76
93
100
109
116
121
0
30
60
90
120
150
2006
2007
2008
2009
2010
2011
2012
2013
2014
50%
52%
54%
56%
58%
60%
13
18
22
26
34
36
40
42
44
0
10
20
30
40
50
2006
2007
2008
2009
2010
2011
2012
2013
2014
12%
15%
18%
21%
24%
27%
7.2
12.9
4.4
2.5
9.3
7.4
7.3
8.2
8.1
0
3
6
9
12
15
2006
2007
2008
2009
2010
2011
2012
2013
2014
0%
3%
6%
9%
12%
15%

Methodology
Range

Value Adjustment for Definity® contract ($m)	
Estimated Sales	8.0
Assumed Gross Margin	60%
Estimated EBITDA impact	4.8
2010 EBITDA Multiple Range	8.0x - 9.0x
Enterprise Value Range	38.4 - 43.2
Value Impact per Share ($)	2.3 - 2.6

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
PRELIMINARY VALUATION ANALYSIS
Premium to current share price:
Sources:  Osaka Business Plan (excluding acquisitions), PWP assumptions
Notes: (1) Enterprise value less net cash ($2.2m), minorities ($10.5m; estimated by applying 11.0x EBIT multiple on 2010E minority interest) and plus associates ($1.3m); 16.6m shares outstanding
 (2) Net of value attributed to the Definity® contract between Osaka and Essilor, representing $38.4m to $43.2m or $2.3 to $2.6 per share
 (3) Before adjustment for potential loss of Definity® contract
Current share price: $9.80
No control
premium
reflected in
valuation
Valuation
reflects control
premium
DCF range using “Essilor WACC” of 8.0%:
($18.6 - $21.3)
Implied
Metric ($m)
(3)
Price per Share ($)
(1),(2)
Ent. Value ($m)
(2)
L3M
Trading Range
Last three months trading range of stock
$7.88 - $10.03
137 - 173
2009E EV/EBITDA Comparable Multiples
9.0x - 10.0x
26.4
201 - 221
2010E EV/EBITDA Comparable Multiples
8.0x - 9.0x
34.1
235 - 264
2010 EV/EBIT Multiples
11.0x - 12.0x
24.4
230 - 249
LFY EV/EBITDA transaction comparables
(LFY based on Dec-09 financials)
8.5x - 9.5x
26.4
187 - 208
LFY+1 EV/EBITDA transaction comparables
(LFY+1 based on Dec-10 financials)
8.0x - 9.0x
34.1
235 - 264
Discounted
Cash Flow
(2)
Based on 2010 - 2014 management forecasts
Perpetuity growth methodology
1.5% - 2.5%
PGR
8.5% - 9.0%
WACC
268 - 327
Transaction
Valuation
(2)
Standalone
Market
Valuation
(2)
15.8
13.8
10.9
13.8
11.7
7.9
19.3
15.5
12.1
14.6
15.5
12.9
10.0
13.5
6.4
9.8
13.2
16.7
20.1
23.5
27.0
(35%)
0%
35%
70%
105%
140%
175%

(1)

EBIT after allocation to minorities	17.1	23.4	24.7	28.7	29.9	31.4	32.3

	Perpetual Growth Rate of			Perpetual Growth Rate of			Perpetual Growth Rate of		
(WACC)	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%

	Perpetual Growth Rate of			Perpetual Growth Rate of					
(WACC)	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%

PERELLA WEINBERG PARTNERS

|

Privileged and Confidential / Not to be Copied or Distributed
DCF ANALYSIS OF MANAGEMENT BUSINESS PLAN
Sources:  Osaka Business Plan (excluding acquisitions), PWP assumptions
Notes: Valuation based on transaction in June 2010 - No adjustment for Definity® contract
 (1) Includes option expense (treated as cash instead of incorporating the dilutive impact of options)
 (2) Based on net debt of ($2.2m), associates of $1.3m and 16.6m shares outstanding
All value in US$m, FY Dec
2008A
2009A
2010E
2011E
2012E
2013E
2014E
Nrml
Revenues
140.3
142.4
167.4
178.3
191.2
202.4
210.5
210.5
Growth %
1.5%
17.6%
6.5%
7.3%
5.8%
4.0%
-
EBITDA
22.4
26.4
34.1
35.5
40.2
42.0
43.9
43.9
Margin %
16.0%
18.6%
20.4%
19.9%
21.0%
20.7%
20.8%
20.8%
Less: Depreciation
(9.1)
(8.8)
(9.7)
(9.2)
(9.2)
(9.0)
(8.6)
(7.7)
Depreciation / Capex %
350.0%
104.6%
124.1%
125.9%
109.9%
106.5%
95.0%
Depreciation / Revenues %
6.5%
6.1%
5.8%
5.2%
4.8%
4.4%
4.1%
3.6%
EBIT
17.7
24.4
26.3
31.0
33.0
35.3
36.2
Less: Allocation to minorities
(0.6)
(1.0)
(1.6)
(2.3)
(3.1)
(3.9)
(3.9)
Less: Tax Paid
(3.9)
(5.3)
(5.4)
(6.2)
(6.3)
(6.4)
(6.5)
Effective Tax Rate %
23.0%
22.5%
22.0%
21.5%
21.0%
20.5%
20.0%
Tax-Effected EBITA
13.2
18.1
19.2
22.5
23.6
25.0
25.9
Plus: Change in WC and Other
2.0
(6.8)
(2.6)
(3.1)
(2.4)
(2.4)
(1.6)
Change in WC / Change in Revenues
96.4%
(27.3%)
(23.6%)
(23.8%)
(21.5%)
(29.3%)
(20.0%)
Plus: Depreciation
8.8
9.7
9.2
9.2
9.0
8.6
7.7
Less: Cash Capex
(2.5)
(9.3)
(7.4)
(7.3)
(8.2)
(8.1)
(8.1)
Capex / Revenues %
1.8%
5.6%
4.2%
3.8%
4.0%
3.8%
3.8%
Unlevered FCF
21.4
11.8
18.5
21.3
22.0
23.1
23.8
Discount
Implied TV as % of EV
PV of Terminal Value
Enterprise Value
Rate
8.25%
76.3%
77.7%
79.2%
251
272
298
329
351
376
8.50%
75.5%
77.0%
78.4%
240
259
282
317
337
360
8.75%
74.8%
76.2%
77.7%
229
247
268
306
324
345
9.00%
74.1%
75.5%
76.9%
219
236
255
296
312
332
9.25%
73.3%
74.7%
76.1%
210
225
243
286
302
319
Discount
Implied TV EBITDA Multiple
EV / EBITDA 10E
Rate
Valuation per Share ($)
(2)

8.25%
8.2x
8.9x
9.7x
9.7x
10.3x
11.0x
20.1
21.4
22.9
8.50%
7.9x
8.5x
9.3x
9.3x
9.9x
10.6x
19.4
20.6
21.9
8.75%
7.6x
8.2x
8.9x
9.0x
9.5x
10.1x
18.7
19.8
21.1
9.00%
7.4x
7.9x
8.6x
8.7x
9.2x
9.7x
18.1
19.1
20.3
9.25%
7.1x
7.6x
8.3x
8.4x
8.8x
9.4x
17.5
18.4
19.5

Privileged and Confidential / Not to be Copied or Distributed
ANALYSIS AT VARIOUS PRICES (NO ADJUSTMENT FOR DEFINITY® CONTRACT)
Source:  Osaka Business Plan (excluding acquisitions)
Notes: (1) Based on 16.6m shares outstanding
 (2) Includes net debt of ($2.2m), minorities of $10.5m (estimated by applying 11.0x EBIT multiple on 2010E minority interest) and associates of ($1.3m)
 (3) Not adjusted for loss of Definity® contract
Respective LTM and NTM EBITDA multiples of FGX transaction (assumed Osaka transaction in June 2010)
Essilor current trading ranges
Applicable multiple range (9.0x - 10.0x for 2009 EBITDA, 8.0x - 9.0x for 2010 EBITDA)
Offer Price ($/ Share)
9.8
11.0
12.0
13.0
14.0
15.0
16.0
17.0
18.0
19.0
20.0
21.0
22.0
Premium to Current Share Price ($9.80/share)
0.0%
12.2%
22.4%
32.7%
42.9%
53.1%
63.3%
73.5%
83.7%
93.9%
104.1%
114.3%
124.5%
Premium to 30 day average ($8.68/share)
12.8%
26.7%
38.2%
49.7%
61.2%
72.7%
84.2%
95.8%
107.3%
118.8%
130.3%
141.8%
153.3%
Implied Market Value ($m)
(1)
162
182
199
215
232
248
265
281
298
315
331
348
364
Implied Enterprise Value ($m)
(2)
169
189
206
222
239
255
272
288
305
322
338
355
371
(3)
Sales '09E
142
1.19x
1.33x
1.44x
1.56x
1.68x
1.79x
1.91x
2.03x
2.14x
2.26x
2.37x
2.49x
2.61x
Sales '10E
167
1.01x
1.13x
1.23x
1.33x
1.43x
1.53x
1.62x
1.72x
1.82x
1.92x
2.02x
2.12x
2.22x
Sales '11E
178
0.95x
1.06x
1.15x
1.25x
1.34x
1.43x
1.53x
1.62x
1.71x
1.80x
1.90x
1.99x
2.08x
EBITDA '09E
26.4
6.4x
7.2x
7.8x
8.4x
9.0x
9.7x
10.3x
10.9x
11.5x
12.2x
12.8x
13.4x
14.0x
EBITDA '10E
34.1
5.0x
5.5x
6.0x
6.5x
7.0x
7.5x
8.0x
8.5x
8.9x
9.4x
9.9x
10.4x
10.9x
EBITDA '11E
35.5
4.8x
5.3x
5.8x
6.3x
6.7x
7.2x
7.7x
8.1x
8.6x
9.0x
9.5x
10.0x
10.4x
EBIT '09E
17.7
9.6x
10.7x
11.6x
12.6x
13.5x
14.4x
15.4x
16.3x
17.2x
18.2x
19.1x
20.0x
21.0x
EBIT '10E
24.4
6.9x
7.8x
8.4x
9.1x
9.8x
10.5x
11.2x
11.8x
12.5x
13.2x
13.9x
14.6x
15.2x
EBIT'11E
26.3
6.4x
7.2x
7.8x
8.4x
9.1x
9.7x
10.3x
11.0x
11.6x
12.2x
12.9x
13.5x
14.1x

Privileged and Confidential / Not to be Copied or Distributed
ANALYSIS AT VARIOUS PRICES (WITH ADJUSTMENT FOR DEFINITY CONTRACT)
Source:  Osaka Business Plan (excluding acquisitions)
Notes: (1) Based on 16.6m shares outstanding
 (2) Includes net debt of ($2.2m), minorities of $10.5m (estimated by applying 11.0x EBIT multiple on 2010E minority interest) and associates of ($1.3m)
 (3) Adjusted for loss of Definity® contract
Respective LTM and NTM EBITDA multiples of FGX transaction (assumed Osaka transaction in June 2010)
Essilor current trading ranges
Applicable multiple range (9.0x - 10.0x for 2009 EBITDA, 8.0x - 9.0x for 2010 EBITDA)
Offer Price ($/ Share)
9.8
11.0
12.0
13.0
14.0
15.0
16.0
17.0
18.0
19.0
20.0
21.0
22.0
Premium to Current Share Price ($9.80/share)
0.0%
12.2%
22.4%
32.7%
42.9%
53.1%
63.3%
73.5%
83.7%
93.9%
104.1%
114.3%
124.5%
Premium to 30 day average ($8.68/share)
12.8%
26.7%
38.2%
49.7%
61.2%
72.7%
84.2%
95.8%
107.3%
118.8%
130.3%
141.8%
153.3%
Implied Market Value ($m)
(1)
162
182
199
215
232
248
265
281
298
315
331
348
364
Implied Enterprise Value ($m)
(2)
169
189
206
222
239
255
272
288
305
322
338
355
371
(3)
Sales '09E
134
1.26x
1.41x
1.53x
1.65x
1.78x
1.90x
2.02x
2.15x
2.27x
2.39x
2.52x
2.64x
2.76x
Sales '10E
159
1.06x
1.19x
1.29x
1.39x
1.50x
1.60x
1.71x
1.81x
1.91x
2.02x
2.12x
2.22x
2.33x
Sales '11E
170
0.99x
1.11x
1.21x
1.31x
1.40x
1.50x
1.60x
1.69x
1.79x
1.89x
1.99x
2.08x
2.18x
EBITDA '09E
21.6
7.8x
8.7x
9.5x
10.3x
11.0x
11.8x
12.6x
13.3x
14.1x
14.9x
15.6x
16.4x
17.2x
EBITDA '10E
29.3
5.8x
6.5x
7.0x
7.6x
8.2x
8.7x
9.3x
9.8x
10.4x
11.0x
11.5x
12.1x
12.7x
EBITDA '11E
30.7
5.5x
6.2x
6.7x
7.2x
7.8x
8.3x
8.8x
9.4x
9.9x
10.5x
11.0x
11.5x
12.1x
EBIT '09E
12.9
13.1x
14.7x
16.0x
17.2x
18.5x
19.8x
21.1x
22.4x
23.7x
24.9x
26.2x
27.5x
28.8x
EBIT '10E
19.6
8.7x
9.7x
10.5x
11.4x
12.2x
13.1x
13.9x
14.7x
15.6x
16.4x
17.3x
18.1x
19.0x
EBIT'11E
21.5
7.9x
8.8x
9.6x
10.3x
11.1x
11.9x
12.6x
13.4x
14.2x
15.0x
15.7x
16.5x
17.3x

Privileged and Confidential / Not to be Copied or Distributed
▪ Value range determination
 – 50/50 transaction structure (joint instead of full control), requiring a discount to DCF
 – Jump in 2010 performance a key driver of value, but uncertainty on ability of Osaka to deliver
 – Objective to offer a fair price to obtain support from management for the transaction, whilst retaining some headroom to improve the terms if required
 – Absence of premium for synergies given they will be shared equally as a result of the envisaged 50/50 structure
▪ Proposal for discussion
 – Value range of US$12.0 to US$14.0 per share represents a 19% to 30% discount to the DCF mid-point of US$17.3
 (US$19.8 less US$2.5 for the Definity® contract)
 – Bottom end of the range based on actual 2009 EBITDA, plus some premium for joint control
 – High end of the range gives full credit to the 2010 EBITDA (but below the bottom end of the DCF), and is only achievable if due diligence can confirm the 2010 budget can be delivered, plus some premium for joint control
▪ Format of communication on value
 – No written indication of interest (i) to mitigate risks of disclosure obligations and (ii) to retain flexibility going forward
 • Conference call rather than meeting: best not to explain our methodology otherwise can be used against our position going forward
 • Follow-up meeting possible if required
 – Value range required given (i) uncertainty on forecasts and assumptions underlying the forecasts, (ii) lack of public information (no broker forecasts, limited guidance from company), and (iii) need to retain flexibility
 – Osaka have asked for Essilor to provide a standalone value and the applicable premium: best to avoid providing such breakdown as those elements could be used against Essilor in a second stage
VALUE PROPOSITION

- The US$12.0 - 14.0 range represents a significant premium over the stock price

[redacted]

PERELLA WEINBERG PARTNERS

1

Privileged and Confidential / Not to be Copied or Distributed
▪ We have prepared a valuation analysis exclusively based on the 2009 financial results and 2010-2014 forecasts excluding acquisitions, as provided by Osaka management
▪ On the basis of this work, we are prepared to propose an indicative value range of US$12.0 - 14.0 per share for a 50%
 stake in Osaka, on the basis of joint control between Essilor and Osaka’s majority shareholder, with mechanisms in place to permit consolidation of the Osaka operations by Essilor
▪ Our proposal is non-binding and subject to full due diligences customary for this type of transaction, on the operations, legal structures and asset ownership, the financial performance and forecasts of Osaka, among other items
▪ Key assumptions
 – 2009 performance and 2010-2014 forecasts as provided by Osaka management, notably 2009 EBITDA of
 US$26.4m and 2010 EBITDA of US$34.1m
 – Latest publicly available capital structure (September 2009) (if asked: net cash of US$2.2m)
▪ Rationale for selected value range
 – Our range incorporates a discount for the high margin Definity® business that Osaka is currently generating with
 Essilor, on the basis that the renewal/extension of this revenue stream beyond 2010 is uncertain
 ➢Not possible to value a contribution that may not extend beyond 2010; Essilor will need to assess this contract on an arm’s length basis and may not be able to renew it then
PROPOSED SCRIPT
	L1M VWAP	L3M VWAP	L6M VWAP	LTM VWAP
Indicative range premium (US$12 - US$14)	30% - 52%	36% - 58%	41% - 65%	61% - 88%

Privileged and Confidential / Not to be Copied or Distributed
▪ Rationale for selected value range (cont’d)
 – The indicative range is derived from a DCF analysis as primary methodology, factoring in some discount for (i) the execution risks embedded in those projections, and (ii) the fact that Essilor could acquire a joint control position rather than a full control position
 – The indicative range is fully consistent with trading multiples of comparable companies in the optical industry
 • Bottom of the range is supported by your 2009 performance, plus a premium for joint control
 • High end of the range gives credit for the 2010 forecast, which shows a 29% growth in EBITDA over 2009, and incorporates a premium for joint control
 – We will be in a position to refine our range on the basis of the due diligences, notably on the basis of our assessment of the deliverability of the 2010 forecast
 – The range as outlined here already crystallises significant value for the current shareholders of Osaka, giving a large credit for the future growth
▪ Next steps
 – If you are prepared to pursue our discussions on this basis, we would suggest to engage into discussions with a view to develop a term sheet for the proposed transaction and agree on:
 • the transaction structure to achieve the 50/50 ownership target
 • the governance of Osaka post transaction
 – We also need to conduct a parallel review of competition aspects
 – Once we have reached agreement on price, structure and governance, and subject to our preliminary conclusions on competition aspects, we could start the due diligence exercise and work on full documentation in parallel
PROPOSED SCRIPT (CONT’D)

Privileged and Confidential / Not to be Copied or Distributed
APPENDIX

Osaka Volume
Osaka
Essilor
Russell 2000
30
25
20
15
10
5
0
450
375
300
225
150
75
0
Mar-05
Sep-05
Mar-06
Sep-06
Mar-07
Sep-07
Mar-08
Sep-08
Mar-09
Sep-09

Perella Weinberg Partners

1

Privileged and Confidential / Not to be Copied or Distributed
SHARE PRICE DEVELOPMENT
Share price (US$) - Rebased to Osaka
Trading Volume (‘000s)
Source:  Factset

(3)	(4)	D/E	
Essilor International S.A.	33.3%	0.62	CAC 40	582	9,108	6.4%	0.59

Essilor Avg. Broker WACC	8.0%
Luxottica Avg. Broker WACC	8.2%
Cooper Avg. Broker WACC	7.9%

Perella Weinberg Partners

Privileged and Confidential / Not to be Copied or Distributed
WACC ANALYSIS
Sources: Company Filings, Bloomberg, Factset, KPMG Tax Survey
Notes: (1) Effective corporate tax rates
 (2) Bloomberg 10 year (or available for companies trading less than 10 years) adjusted beta relative to respective index
 (3) Net financial debt as last reported
 (4) Market capitalization as of 23-Feb-10
 (5) Current yield on USD denominated 10 year Israeli government bond
WACC - BROKER BENCHMARKING
DERIVATION OF UNLEVERED BETA
WACC CALCULATION
– Based on a company specific
 calculations and
 benchmarking to
 competitors, a WACC of
 around 8.5% - 9.0% could
 be justified
Leveraged
Benchmark
Debt/ Equity (€m)
Unlevered
Company
Tax Rate
(1)
Beta
(2)
Index
Debt
Equity
Beta
Hoya Corp.
40.7%
0.88
Topix
0
7,999
0.0%
0.88
Luxottica Group S.p.A.
31.4%
0.82
FTSE MIB
2,414
8,637
27.9%
0.69
Cooper Cos.
40.0%
0.79
Russell 2000
573
1,306
43.9%
0.62
Safilo Group S.p.A.
31.4%
1.21
FTSE MIB
586
90
n/m
n/m
Average
0.86
19.5%
0.70
Median
0.82
17.2%
0.65
Osaka
20.0%
0.63
Russell 2000
0
119
0.0%
0.63
Target Debt / Equity
0.0%
25.0%
50.0%
0.0%
25.0%
50.0%
Implied Debt / Enterprise Value
0.0%
20.0%
33.3%
0.0%
20.0%
33.3%
Selected Unlevered Beta
0.70
0.70
0.70
0.80
0.80
0.80
COST OF EQUITY
Implied Levered Beta
0.70
0.84
0.97
0.80
0.96
1.12
x Market Risk Premium
5.50%
5.50%
5.50%
5.50%
5.50%
5.50%
+ Risk Free Rate
(5)
4.74%
4.74%
4.74%
4.74%
4.74%
4.74%
Cost of Equity
8.57%
9.33%
10.10%
9.14%
10.02%
10.90%
COST OF DEBT
Risk Free Rate
4.74%
4.74%
4.74%
4.74%
4.74%
4.74%
Risk Premium
0.50%
1.00%
1.50%
0.50%
1.00%
1.50%
Pre Tax Cost of Debt
5.24%
5.74%
6.24%
5.24%
5.74%
6.24%
After Tax Cost of Debt
4.19%
4.59%
4.99%
4.19%
4.59%
4.99%
Weighted Average Cost of Capital
(3)
8.57%
8.39%
8.40%
9.14%
8.93%
8.93%

(1)

EBIT after allocation to minorities	17.1	23.4	25.3	29.8	31.7	33.9	34.8
Tax-Effected EBITA	13.2	18.1	19.7	23.4	25.1	27.0	27.9
Unlevered FCF	21.4	11.8	18.9	22.2	23.5	25.1	25.8

	Perpetual Growth Rate of			Perpetual Growth Rate of			Perpetual Growth Rate of		
(WACC)	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%

	Perpetual Growth Rate of			Perpetual Growth Rate of					
(WACC)	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%	1.50%	2.00%	2.50%

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Privileged and Confidential / Not to be Copied or Distributed
PRELIMINARY DCF OF BUSINESS PLAN (ADJUSTED MINORITIES)
Sources:  Osaka Business Plan (excluding acquisitions), PWP assumptions
Notes: Valuation based on transaction in June 2010 - No adjustment for Definity® contract
 (1) Includes option expense (treated as cash instead of incorporating the dilutive impact of options)
 (2) Based on net debt of ($2.2m), associates of $1.3m and 16.6m shares outstanding
Adjusted to grow in line
with EBIT
All value in US$m, FY Dec
2008A
2009A
2010E
2011E
2012E
2013E
2014E
Nrml
Revenues
140.3
142.4
167.4
178.3
191.2
202.4
210.5
210.5
Growth %
1.5%
17.6%
6.5%
7.3%
5.8%
4.0%
-
EBITDA
22.4
26.4
34.1
35.5
40.2
42.0
43.9
43.9
Margin %
16.0%
18.6%
20.4%
19.9%
21.0%
20.7%
20.8%
20.8%
Less: Depreciation
(9.1)
(8.8)
(9.7)
(9.2)
(9.2)
(9.0)
(8.6)
(7.7)
Depreciation / Capex %
350.0%
104.6%
124.1%
125.9%
109.9%
106.5%
95.0%
Depreciation / Revenues %
6.5%
6.1%
5.8%
5.2%
4.8%
4.4%
4.1%
3.6%
EBIT
17.7
24.4
26.3
31.0
33.0
35.3
36.2
Less: Allocation to minorities
(0.6)
(1.0)
(1.0)
(1.2)
(1.3)
(1.4)
(1.4)
Less: Tax Paid
(3.9)
(5.3)
(5.6)
(6.4)
(6.7)
(6.9)
(7.0)
Effective Tax Rate %
23.0%
22.5%
22.0%
21.5%
21.0%
20.5%
20.0%
Plus: Change in WC and Other
2.0
(6.8)
(2.6)
(3.1)
(2.4)
(2.4)
(1.6)
Change in WC / Change in Revenues
96.4%
(27.3%)
(23.6%)
(23.8%)
(21.5%)
(29.3%)
(20.0%)
Plus: Depreciation
8.8
9.7
9.2
9.2
9.0
8.6
7.7
Less: Cash Capex
(2.5)
(9.3)
(7.4)
(7.3)
(8.2)
(8.1)
(8.1)
Capex / Revenues %
1.8%
5.6%
4.2%
3.8%
4.0%
3.8%
3.8%
Discount
Implied TV as % of EV
PV of Terminal Value
Enterprise Value
Rate
8.25%
76.9%
78.3%
79.8%
272
295
322
354
377
404
8.50%
76.2%
77.6%
79.0%
260
281
306
341
362
387
8.75%
75.5%
76.8%
78.3%
248
268
291
329
348
371
9.00%
74.7%
76.1%
77.5%
237
256
277
318
336
357
9.25%
74.0%
75.4%
76.8%
227
244
264
307
324
343
Discount
Implied TV EBITDA Multiple
EV / EBITDA 10E
Rate
Valuation per Share ($)
(2)

8.25%
8.9x
9.6x
10.5x
10.4x
11.1x
11.9x
21.6
23.0
24.6
8.50%
8.5x
9.2x
10.1x
10.0x
10.6x
11.4x
20.8
22.1
23.6
8.75%
8.2x
8.9x
9.7x
9.6x
10.2x
10.9x
20.1
21.3
22.6
9.00%
8.0x
8.6x
9.3x
9.3x
9.8x
10.5x
19.4
20.5
21.8
9.25%
7.7x
8.3x
8.9x
9.0x
9.5x
10.1x
18.8
19.8
20.9

Privileged and Confidential / Not to be Copied or Distributed
TRADING COMPARABLES ANALYSIS
EV/ EBITDA(1)
PRICE/ EARNINGS
Sources:  Company Filings, Factset, IBES estimates. Company estimates and PWP assumptions for Osaka
Notes: Share prices as of 23 February 2010. Financials calendarised to December year end
 (1) Enterprise value calculated as market capitalisation plus net debt, minority interest, pensions and other post retirement obligations and less associates
 (2) Net debt and financial forecasts pro forma for FGX acquisition
n/m
– Essilor is the best comparable
 in optical lenses, but benefits
 from a premium valuation due
 to its financial track-record,
 stability and firmly established
 world leader position
– Hoya includes pure play
 Hoya Vision which however
 only makes up 25% of total
 turnover
– Luxottica, Cooper and Safilo
 are secondary comparables due
 to their focus on frames and
 distribution
– Osaka trading well below its
 broadly defined peer group
 despite its good growth and
 profitability track record
(2)
(2)
Mean 2009: 10.4x
Mean 2010:  9.4x
Mean 2011: 8.3x
Mean 2009: 23.2x
Mean 2010:  19.0x
Mean 2011: 14.4x
10.8%
9.6%
22.1%
8.4%
10.2%
EBITDA CAGR ’09 - ’11
15.9%
n/m
12.1x
9.1x
12.1x
10.0x
8.5x
6.4x
10.9x
8.5x
10.9x
9.2x
7.6x
5.0x
10.0x
7.7x
9.8x
8.3x
5.7x
4.8x
-
2x
4x
6x
8x
10x
12x
14x
Essilor
Hoya
Luxottica
Cooper
Safilo
Osaka
2009
2010
2011
21.6x
29.2x
24.3x
17.5x
12.9x
19.2x
19.8x
20.3x
16.8x
8.4x
17.3x
16.3x
17.7x
14.9x
6.0x
7.5x
-
5x
10x
15x
20x
25x
30x
35x
Essilor
Hoya
Luxottica
Cooper
Safilo
Osaka
2009
2010
2011

Privileged and Confidential / Not to be Copied or Distributed
PRECEDENT TRANSACTIONS ANALYSIS
Sources:  Company Filings, Factiva, Mergermarket
Notes:  (1) Calculated using the share price 1 week prior to announcement
  (2) EV of €600m based on Financial Times news article (27-Dec-06)
  (3) Sales of ¥50 Bn based on Reuters news article (11-Dec-07)
(3)
(2)
– Recognizing differences in
 products, FGX/ Essilor
 likely to be a meaningful
 precedent given recent deal
 and similar strategic
 rationale - will be used as
 benchmark by minority
 shareholders specifically
– Multiples paid in main
 precedent transactions are
 broadly consistent with
 trading multiples
(1)
Date
Premium to
Enterprise
Announced
Target
Acquiror
Rationale
Unaffected Share Price
Equity Value (€m)
Value (€m)
16-Dec-09
FGX International
Essilor
Leverage brands on distribution network
23.9%
300
371
16-Jun-08
Satisloh Holding
Essilor
Product expansion and leverage distribution
n/a
346
346
09-May-08
NH Techno Glass
Carlyle
Private equity acquisition
n/a
510
883
22-Dec-06
Rodenstock
Bridgepoint
Private equity acquisition
n/a
n/a
600
05-Dec-04
SOLA International
Carl Zeiss Vision/ EQT
Complementary overall portfolios
33.9%
675
888
Mean
28.9%
Date
EV / Sales
EV / EBITDA
EV / EBIT
P/E
EBITDA Margin (%)
Announced
Target
Acquiror
LTM
LFY+1
LTM
LFY+1
LTM
LFY+1
LTM
LFY+1
LTM
LFY+1
16-Dec-09
FGX International
Essilor
1.96x
2.06x
9.1x
9.2x
13.4x
13.1x
27.8x
20.4x
21.5%
22.4%
16-Jun-08
Satisloh Holding
Essilor
2.07x
n/a
12.2x
n/a
13.3x
n/a
n/a
n/a
16.9%
n/a
09-May-08
NH Techno Glass
Carlyle
2.81x
n/a
n/a
n/a
n/a
n/a
n/a
n/a
n/a
n/a
22-Dec-06
Rodenstock
Bridgepoint
1.74x
n/a
9.2x
n/a
n/a
n/a
n/a
n/a
18.9%
n/a
05-Dec-04
SOLA International
Carl Zeiss Vision/ EQT
1.78x
1.70x
12.2x
9.3x
17.0x
12.0x
n/m
n/a
14.6%
n/a
Mean
2.07x
1.88x
10.7x
9.3x
14.6x
12.5x
27.8x
20.4x
18.0%
22.4%

Privileged and Confidential / Not to be Copied or Distributed
OVERVIEW OF OSAKA OPTION HOLDERS
Source:  Osaka 20-F FY 2008
Notes: Number of options outstanding as of 31 December 2008, but already reflecting announced cancellations and amendments having occurred in 2009
 (1) All options will be terminated 31 March 2010
(1)
– The management team
 would receive between
 $6.8m and $10.5m in
 proceeds at the suggested
 range of $14-17 per share
 (excludes the options of the
 Ex CEO which lapse end
 of March 2010)
Avg. Strike
Proceeds (US$m) at offer price of
Name
Function
Options
Price (US$)
US$14.0
US$15.0
US$16.0
US$17.0
Eyal Hayardeny
Ex President/ CEO
225,623
9.64
0.98
1.21
1.44
1.66
Dan Katzman
Chief Technology Officer
200,591
4.08
1.99
2.19
2.39
2.59
Michael Latzer
President Shamir USA
105,000
9.72
0.45
0.55
0.66
0.76
Yagen Moshe
Chief Financial Officer
100,000
9.25
0.47
0.57
0.67
0.77
Uzi Tzur
Chairman of Board
75,000
10.05
0.30
0.37
0.45
0.52
Dagan Avishai
Vice President of Marketing
66,973
10.06
0.26
0.33
0.40
0.46
Youval Katzman
Shamir Special Optical Products
35,000
9.58
0.15
0.19
0.22
0.26
Zohar Katzman
Shamir Special Optical Products
35,000
9.58
0.15
0.19
0.22
0.26
Rami Ben-Ze'ev
Vice President Business Management
23,540
9.75
0.10
0.12
0.15
0.17
Other directors & officers
Various
128,620
12.44
0.20
0.33
0.46
0.59
Subtotal
995,347
8.91
5.1
6.1
7.1
8.1
Executive officers & employees
(can not be assigned)
Various
256,000
5.00
2.3
2.6
2.8
3.1
R&D employees
(can not be assigned)
Various
214,312
12.19
0.39
0.60
0.82
1.03
Subtotal
470,312
8.27
2.7
3.2
3.6
4.1
Total options outstanding
1,465,659
8.70
7.8
9.2
10.7
12.2

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